Exhibit 14

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this combined Prospectus/Proxy Statement and Statement of Additional Information constituting parts of this Registration Statement of DWS International Fund, Inc. on Form N-14 (No. 333-158137) (“Registration Statement”) of our reports dated October 27, 2008, relating to the financial statements and financial highlights which appear in the August 31, 2008 Annual Reports to Shareholders of DWS Japan Equity Fund and DWS International Value Opportunities Fund, respectively, which are also incorporated by reference into this Registration Statement. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm (“Auditor”)” and in Exhibit A “Form of Agreement and Plan of Reorganization” under the heading “Representations and Warranties” both in such Registration Statement. We also consent to the references to our firm under the headings “Independent Registered Public Accounting Firm and Reports to Shareholders”, “Financial Highlights” and “Financial Statements” included in Form N-1A dated December 1, 2008, respectively, which are incorporated by reference into such Registration Statement.

PricewaterhouseCoopers LLP

Boston, Massachusetts

April 28, 2009